UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 102, Miami, Florida 33127

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Veru Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on March 23, 2021. A total of 71,906,903 shares of the Company’s common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.	Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders. All of the nominated directors were elected. The results of the vote on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mitchell S. Steiner	37,892,683	400,949	17,314,330
Mario Eisenberger	36,528,842	1,764,790	17,314,330
Harry Fisch	37,942,028	351,604	17,314,330
Jesus Socorro	37,896,820	396,812	17,314,330
Michael L. Rankowitz	37,898,983	394,649	17,314,330
Grace Hyun	38,108,148	185,484	17,314,330

2.	Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company’s Audit Committee of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,376,455	70,689	160,818	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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